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                                                                   Exhibit 10.14

                     SUBORDINATED NOTE SECURITY AGREEMENT

     SUBORDINATED NOTE SECURITY AGREEMENT, dated December __, 1997 (as it may be amended, supplemented or otherwise modified from time to time, this "Security Agreement"), made by SELFIX, INC., a Delaware corporation (individually, "Selfix"), TAMOR CORPORATION, a Massachusetts corporation (individually, "Tamor"), SHUTTERS, INC., an Illinois corporation (individually, "Shutters") and SEYMOUR HOUSEWARES CORPORATION, a Delaware corporation (individually, "Seymour") (Selfix, Tamor, Shutters and Seymour collectively, "Grantors"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent for holders of the Senior Subordinated Notes (the "Agent").

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Note Purchase Agreement, of even date herewith, by and among Grantors and GE Capital, as Agent for holders of the Subordinated Notes (as the same may from time to time be amended, modified or supplemented, the "Note Purchase Agreement"), GE Capital and certain other Note Purchasers have agreed to purchase from Grantors senior subordinated notes (the "Subordinated Notes") in the principal amount of $10,000,000;

     WHEREAS, Grantors have agreed to grant to the holders of the Subordinated Notes a Lien and security interest in, to and under substantially all of their assets to secure payment of any and all obligations owing by Grantors to the holders of the Subordinated Notes under the Note Purchase Agreement; and

     WHEREAS, GE Capital is willing to purchase the Subordinated Notes but only upon the condition, among others, that Grantors shall have executed and delivered to GE Capital this Security Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows;

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):





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     "Account Debtor" shall mean any "account debtor," as such term is defined in the Code.

     "Accounts" shall mean any "account," as such term is defined in the Code, now owned or hereafter acquired by any Grantor and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor whether arising out of goods sold or services rendered by any Grantor or from any other transaction, (including any such obligations which may be characterized as an account or contract right under the Code), (b) and all of each Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Grantor's rights to any goods represented by any of the foregoing (including unpaid seller's rights or rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Grantor, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of kind, now or hereafter in existence, given by an Person with respect to any of the foregoing.

     "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Note Purchaser's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

     "Contracts" shall mean all "contracts" as such term is defined in the Code, now or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under



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which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

     "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all of such Grantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefore, all substitutes for any of the foregoing, fuel therefore, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "Fixtures" shall mean any "fixtures," as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

     "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, and, in any event, including all right, title and interest which such Grantor may now or hereafter have in or under any Contract, all customer lists, Licenses, Trademarks, Patents, and all applications therefore and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other



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papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

     "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

     "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property Collateral" shall mean any and all Licenses, Patents, Trademarks and trade secrets and customer lists as to which Agent has been granted a security interest hereunder.

     "Inventory" shall mean all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Grantor's business, or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

     "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Grantor; (iv) all commodity contracts held by any Grantor; and (v) all commodity accounts held by any Grantor.

     "License" shall mean any Patent License, Trademark License or other license as to which Agent has been granted a security interest hereunder.


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     "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

     "Patents" shall mean all of the following now or hereafter acquired by any
Grantor: (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to any Grantor with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriation thereof,
(v) all rights to sue for past, present and future infringements or misappropriation thereof, and (vi) all other rights corresponding thereto throughout the world.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor form time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of any Grantor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

     "Secured Obligations" shall mean the obligations of each Grantor to Agent pursuant to the Note Purchase Agreement and the Subordinated Notes, including, without limitation, principal, interest, fees and expenses.

     "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect on the date such reference become operative.

     "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Grantor granting any right use any Trademark.


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        "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefore, and the entire product lines and good will of any Grantor's business connected therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

        2.    Grant of Security Interest.

        (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent on behalf of the holders of the Subordinated Notes, and hereby grants to Agent on behalf of the holders of the Subordinated Notes, a second Lien on all of such Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the, "Collateral"):

              (i)     all Accounts;

              (ii)    all Chattel Paper;

              (ii)    all Contracts;

              (iv)    all Documents;

              (v)     all Equipment;

              (vi)    all Fixtures;

              (vii)   all General Intangibles;

              (viii)  all goods;

              (ix)    all Instruments;

              (x)     all Inventory;



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                   (xi)  all Investment Property;

                   (xii) all Grantor's accounts, concentration accounts,
                         disbursement accounts and all other deposit and other bank accounts and all deposits therein;

                  (xiii) all money, cash or cash equivalents of any Grantor;
                         and

                  (xiv) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

           (b) In addition, as collateral security for the prompt and complete payment when due of the Secured Obligations and in order to induce Agent as aforesaid, Agent is hereby granted a second Lien on all property of any Grantor held by Agent, including, without limitation, all property of every description (including any real property subject to any mortgage), now or hereafter in the possession or custody of or in transit to Agent for any purpose, including safekeeping, collection or pledge, for account of any Grantor, or as to which any Grantor may have any right or power.

           3.    Rights of Agent; Limitations on Agent's Obligations.

           (a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding , each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and each Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Agent shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Agent of a security interest therein or their receipt by Agent of any payment relating to any Contract or License pursuant hereto, nor shall Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which may be entitled at any time or times.

           (b) Agent authorizes each Grantor to collect its Accounts provided that such collection is performed in a prudent and businesslike manner, and Agent may, upon the


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     occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by Agent after payment in full of the Senior Loans and at any time during the continuation of any Event of Default, any Proceeds, when first collected by any Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Agent subject to withdrawal by Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as Agent's property and shall not be commingled with such Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Agent shall apply all or a party of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7(d) hereof and any part of such funds which Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Agent to such Grantor. If an Event of Default has occurred and is continuing and after payment in full of the Senior Loans and, at the request of Agent, each Grantor shall deliver to Agent all original and other documents evidencing, and relating to , the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts; and, prior to the occurrence of an Event of Default, Grantor shall deliver photocopies thereof to Agent at its request.

           (c) Agent may at any time after payment in full of the Senior Loans and upon the occurrence and during the continuation of any Event of Default (whether or not waived), after first notifying the Grantors of its intention to do so, notify Account Debtors of each Grantor, parties to the Contracts of each Grantor, obligors of Instruments of each Grantor and obligors in respect of Chattel Paper of each Grantor that the Accounts and the right, title and interest of each Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to Agent and that payments shall be made directly to Agent. Upon the request of Agent after payment in full of the Senior Loans, each Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper that payments shall be made directly to Agent. Upon the occurrence and during the continuation of an Event of Default (whether or not waived), after payment in full of the Senior Loans, Agent may in its own name or in the name of others communicate with such Account Debtors, parties such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper


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      to verify with such Persons to Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

           (d) Upon reasonable prior notice to any Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Agent shall have the right, during normal business hours, to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and all Grantors agree to finish all such assistance and information as Agent may require in connection therewith. Upon the occurrence and continuation of an Event of Default, each Grantor at its expense will cause certified independent public accountants satisfactory to Agent to prepare and deliver to Agent at any time and from time to time promptly upon Agent's request, the following reports: (i) a reconciliation of all its Accounts, (ii) an aging of all its Accounts,
      (iii) trial balances, and (iv) a test verification of such Accounts as Agent may request. Each Grantor at its expense will cause certified independent public accountants satisfactory to Agent to prepare and deliver to Agent the results of the annual physical verification of its Inventory made or observed by such accountants.

           4. Representations and Warranties. Each Grantor hereby represents and warrants that:

           (a) Except for the security interest granted to Agent pursuant to this Security Agreement and other Liens permitted by the Note Purchase Agreement, each Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens. No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to Agent.

           (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any party of the Collateral is on file or of record in any public office, except such as my have been filed by any Grantor in favor of Agent pursuant to this Security Agreement or such as relate to other Liens permitted by the Note Purchase Agreement.

           (c) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Security Agreement is effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by the filing of financing statements pursuant to the Code, or by filing in the United States Patent and Trademark Office, in favor of Agent,


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      prior to all other Liens except Liens permitted by the Note Purchase
      Agreement, and is enforceable as such as against creditors of and purchasers from any Grantor (other than purchasers of Inventory in the ordinary course of business) and as against any purchaser of real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

           (d) Each Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on Schedule II hereto, and no Grantors will change such principal place of business or remove such records or change the location of its Inventory and Equipment unless it has taken such action as is necessary to cause the security interest of Agent in the Collateral to continue to be perfected. No Grantor will change its principal place of business or the place where its records concerning the Collateral are kept or change the locations of its Inventory and Equipment without giving thirty (30) days' prior written notice thereof to Agent.

           (e) The amount represented by each Grantor to Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of such Grantor will at such time be correct amount actually and unconditionally owing by such Account Debtors thereunder.

           (5) Covenants. Grantors covenant and agree with Agent that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

           (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Agent, and at the sole expense of Grantors, Grantors will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using their best efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any License or Contract held by any Grantor or in which any Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Code with respect to the Liens and security interests granted hereby, transferring Collateral to Agent's possession (if a security interest in such Collateral can be perfected by possession), and using its best efforts to obtain waivers of Liens from landlords and mortgagees. Grantors also hereby authorize Agent to file any such financing or continuation statement without the signature of any Grantor to the extent permitted by applicable law. If any amount payable under or


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      in connection with any of the Collateral shall be or become evidenced by any Instrument, after the Senior Loans have been paid in full, such Instrument shall be immediately pledged to Agent hereunder, and shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent.

           (b) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation." For Agent's further security, each Grantor agrees that Agent shall have a special property interest in all of each Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, after the Senior Loans has been paid in full, each Grantor shall deliver and turn over any such books and records to Agent or to its representatives at any time on demand of Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from Agent, each Grantor shall permit any representative of Agent to inspect such books and records and will provide photocopies thereof to Agent.

           (c) Indemnification. In any suit, proceeding or action brought by Agent relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, each Grantor will save, indemnify and keep Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor or any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owning to, or in favor so, such obligor or its successors from any Grantor, and all such obligations of each Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Agent.

           (d) Payment of Obligations. Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such nonpayment does not involve any danger of the sale, forfeiture or loss of


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      any of the Collateral or any interest therein, and (ii) such charge is being contested in good faith, by proper proceedings, and adequate reserves therefore have been established by each Grantor in accordance with and to the extent required by GAAP.

           (e) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts and Licenses and all other agreements to which it is a party or by which it are bound.

           (f) Limitation on Liens on Collateral. Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted by the Note Purchase Agreement, and will defend the right, title and interest of Agent in and to any of each Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

           (g) Limitations on Modifications of Accounts. Upon the occurrence and during the continuation of any Default or Event of Default, no Grantor will, without Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Grantor.

           (h) Maintenance of Insurance. Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring their Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring each Grantor and Agent against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such amounts and against at least such risks, as are usually insured against, in the same general area by companies engaged in the same or a similar business, naming Agent as an additional insured with losses payable to each Grantor and Agent as their respective interests may appear under a standard "lender loss-payable" clause.

           (i) Further Identification of Collateral. Each Grantor will if so requested by Agent furnish to Agent, as often as Agent reasonably requests, statements and schedules


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

      further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

           (j) Notices. Each Grantor will advise Agent promptly, in reasonable detail, (i) of any material Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

           (k) Right of Inspection. Upon reasonable notice to any Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Agent shall at all reasonable times have access during normal business hours to all of the books and records and correspondence of each Grantor, and Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to any Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Agent and its representatives shall also have the right, at reasonable times and during normal business hours, to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

           (l) Maintenance of Equipment. Each Grantor will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by each Grantor on a basis consistent with past practices, and each Grantor will provide all maintenance and service and all repairs necessary for such purpose.

           (m) Continuous Perfection. Grantors will not change their names, identities or corporate structures in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the Code (or any other then applicable provision of the Code) unless such Grantor shall have given Agent at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

           (n) Covenants Regarding Intellectual Property Collateral.

           (i) Each Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Trademark which is material to the conduct of such Grantor's business may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any Patent or Trademark which is material to the conduct of such Grantor's business, its right to register the same, or to keep and maintain the same.

           (ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark with the United States Patent or Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs Agent, and, upon request of Agent, executes and delivers any and all agreements, instruments, documents, and papers as Agent may request to evidence Agent's security interest in such Trademark and the General Intangibles, including, without limitation, the goodwill of such Grantor relating thereto or represented thereby.

           (iii) Each Grantor will take all necessary and appropriate actions to maintain and pursue each application, to obtain the relevant registration, and to maintain the registration of each of the Trademarks which are material to the conduct of such Grantor's business, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

           (iv) In the event that any of the Intellectual Property Collateral is infringed, misappropriated or diluted by a third party, the applicable Grantor shall notify Agent promptly after it learns thereof and shall, unless such Grantor shall reasonably determine that such Intellectual Property Collateral is not material to the conduct of such Grantor's business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property Collateral.

           6. Agent's Appointment as Attorney-in-Fact.

           (a) Each Grantor hereby irrevocably constitutes and appoints Agent and any officer or Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power authority in the place and stead of such Grantor and in the name of each Grantor or in its own name, from time to time in Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and right, on behalf of each Grantor, without notice to or assent by any Grantor to do the following after the Senior Loans has been paid in full:

                 (i) in the name of each Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral;

                 (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

                 (iii) Upon the occurrence and during the continuation of an
            Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Agent or as Agent shall direct; (B) to ask, demand and receive payment of and receipt of any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
            (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to refile any claim or take or commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; and (H) to sell, transfer, pledge, make, any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as through Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and at such Grantor's expense, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Agent's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as each Grantor, respectively, might do.

           (b) Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Agent pursuant to this Section 6(iii). Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasible paid in full.

           (c) The powers conferred on Agent hereunder are solely to protect Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it not any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

           (d) Each Grantor also authorizes Agent, at any time and from time to time upon occurrence and during the continuation of any Event of Default and after the Senior Loans has been paid in full, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

           7.   Remedies, Rights upon Default.

             (a) If any Event of Default shall occur and be continuing, subject to the terms of the Note Purchase Agreement, Agent shall exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at any Grantor's premises or elsewhere. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7(d) hereof, all Grantors remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including section 9-504(1)(c) of the Code, need Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Agent as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Each Grantor agrees that Agent need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to such Grantor at its address referred to in Section 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent is entitled, such Grantors also being liable for the fees of any attorneys employed by Agent to collect such deficiency.

            (b) Each Grantor also agrees to pay all costs of Agent including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

            (c) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (d) After payment in full of the Senior Loans, the Proceeds of any sale, disposition or other realization upon all or any part of the Collateral (including real property) shall be distributed by Agent in the following order of priorities:

                 first, to Agent in an amount sufficient to pay in full the expenses of Agent in connection with such sale, disposition or other realization, including all reasonable expenses, liabilities and advances incurred or made by Agent in connection therewith, including, without limitation, attorney's fees:

                 second, to Agent and such other holders, if any, of the
            Subordinated Notes in an amount equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations applicable to the Subordinated Notes, and if such Proceeds shall be insufficient to pay in full such amount, then to Agent and such other holders, if any, of the Subordinated Notes ratably in accordance with the then unpaid amounts thereof owing to Agent and each such holder; and

                 finally, upon payment in full of all of the Secured
            Obligations, to pay to the Grantors, or their representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

            8. Grant of License to Use Intellectual Property Collateral. For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof at such time as

      Agent, without regard to this Section 8, shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent, Trade Secret or Trademark, now owned or hereafter acquired by any Grantor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

           9. Appointment of Agent. (a) By its acceptance of a Subordinated Note, each Note Purchaser appoints GE Capital as agent for purposes of enforcing each Note Purchaser's rights with respect to Collateral, including any real property of the Grantors subject to any mortgage. The provisions of this Section 9 are solely for the benefit of GE Capital and the Note Purchasers and no Grantor nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Security Agreement and the other Note Purchase Documents, GE Capital shall act solely as an agent of the Note Purchasers and does not assume and shall not be deemed to have assumed any obligation toward or relationship or agency or trust with or for any Note Purchaser or any other person. GE Capital shall have no duties or responsibilities except for those expressly set forth in this Security Agreement and the other Note Purchase Documents. The duties of GE Capital shall be mechanical and administrative in nature and GE Capital shall not have, or be deemed to have, by reason of this Security Agreement, any other Note Purchase Document or otherwise, a fiduciary relationship in respect of any Note Purchaser. Neither GE Capital nor any of its affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Note Purchaser for any action taken or omitted to be taken by it hereunder or under any other Note Purchase Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

           (b) If Agent shall request instructions from Majority Holders in connection with any of the Note Purchase Documents, then Agent shall be entitled to refrain from acting unless and until Agent has received instructions from the Majority Holders, and Agent shall incur no liability to any Person by reason of so refraining. Notwithstanding any provision of any Note Purchase Document to the contrary, Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Note Purchase Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Note Purchase Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Note Purchase Document in accordance with the instructions of Majority Holders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

           (c) GE Capital's Reliance, Etc. GE Capital: (a) may treat the payee of any Note as the holder thereof until GE Capital receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to GE Capital; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Note Purchaser and shall not be responsible to any Note Purchaser for any statements, warranties or representations made in or in connection with this Security Agreement or the other Note Purchase Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or condition of this Security Agreement or the other Note Purchase Documents on the part of any Grantor or to inspect the Collateral (including the books and records) of any Grantor;
      (e) shall not be responsible to any Note Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Security Agreement or the other Note Purchase Documents or any other instrument or document furnished pursuant hereto to thereto; and (f) shall incur no liability under or in respect of this Security Agreement or the other Note Purchase Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties (including the Majority Holders).

           (d) GE Capital and affiliates. With respect to its commitments hereunder, GE Capital shall have the same rights and powers under this Security Agreement and the other Note Purchase Documents as any other Note Purchaser and may exercise the same as though it were not GE Capital; and the term "Note Purchaser" or "Note Purchasers" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its affiliates may lend money to, invest in, and generally engage in any kind of business with, any Grantor, any of their affiliates and any person who may do business with or own securities of any Grantor or any such affiliate, all as if GE Capital were not GE Capital and without any duty to account therefor to the Note Purchasers. GE Capital and its Affiliates may accept fees and other consideration from any Grantor for services in connection with this Security Agreement or otherwise without having to account for the same to the Note Purchasers. GE Capital has also made Senior Loans to the Grantors and acts as agent for the holders of the Senior Loans. Each Note Purchaser acknowledges the potential conflict of interest between GE Capital as an agent and lender holding interests in the Senior Loans and GE Capital as a holder of the Subordinated Notes pursuant to the Note Purchase Agreement.

           (e) Note Purchaser Credit Decision. Each Note Purchaser acknowledges that it has, independently and without reliance upon GE Capital or any other Note Purchaser and based on documents and information as it has deemed appropriate, made its own credit and financial analysis of the Grantors and its own decision to enter into this Security Agreement. Each Note Purchaser also acknowledges that it will, independently and without reliance upon GE Capital or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Security Agreement.

           (f) Indemnification. The Note Purchasers agree to indemnify Agent (to the extent not reimbursed by Grantors and without limiting the obligations of the Grantors hereunder), ratably according to their respective pro rata shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Security Agreement or any other Note Purchase Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Note Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Note Purchaser agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Security Agreement and each other Note Purchase Document, to the extent that Agent is not reimbursed for such expenses by Grantors.

           (g) Successor Agent. GE Capital may resign at any time by giving not less than twenty (20) days' prior written notice thereof to the Note Purchasers. Upon any such resignation, the Majority Holders (other than GE Capital) shall have the right to appoint a successor agent which shall be a holder of Subordinated Notes. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning agent. If the Majority Holders fail to appoint a successor to GE Capital within that twenty-day period, the holder of the largest principal amount of the Subordinated Notes shall be the successor agent automatically upon expiration of such twenty day period. Upon the earlier of the acceptance of any appointment as agent hereunder by a successor agent or the effective date of the resigning agent's resignation, the resigning agent shall be discharged from its duties and obligations under this Security Agreement and the other Note Purchase Documents, except that any indemnity rights or other rights in favor of such resigning agent shall continue. After any resigning agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Security Agreement and the other Note Purchase Documents.

          10. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          (a)  If to Agent, at:

                  General Electric Capital Corporation
                  10 South LaSalle Street
                  Suite 2700
                  Chicago, Illinois 60603
                  Attention:  Selfix Account Manager
                  Telecopy Number:  (312) 419-5992

                  With copies to:

                  General Electric Capital Corporation
                  201 High Ridge Road
                  Stamford, Connecticut 06927-5100
                  Attention:  Corporate Counsel
                  Telecopy Number:  (203) 316-7889

                  and

                  Latham & Watkins
                  Suite 5800, Sears Tower
                  Chicago, Illinois 60606
                  Attention:  David G. Crumbaugh
                  Telecopy Number:  (312) 993-9767

                  (b) If to any Grantor, at:

                  Selfix, Inc.
                  4501 West 47th Street
                  Chicago, Illinois  60632
                  Telecopy Number:  (773) 890-8901

                  With a copy to:

                  Much, Shelist, Freed, Deneberg, Ament
                  Bell & Rubenstein PC
                  200 North LaSalle Street
                  Chicago, Illinois  60601
                  Attention:  Jeffrey Rubenstein
                  Telecopy Number:  (312) 621-1750

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure to delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.


          12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. No Waiver; Cumulative Remedies. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent, and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security

Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and, where applicable by any Grantor.

          14. Successors and Assigns; Governing Law.

          (a) This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of any Grantor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent, its respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreements governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Agent hereunder.

          (b) This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois, applicable to contracts made and performed in that State.

              15. Waiver of Jury Trial. Each Grantor waives all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Note Purchase Agreement or under the Note Purchase Documents or relating to each of the foregoing.

              16. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

              17. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

              18. Limitation on Actions. NOTWITHSTANDING ANY PROVISION HEREIN CONTAINED TO THE CONTRARY, THE LIEN CREATED UNDER, AND THE TERMS AND PROVISIONS OF, AND AGENTS RIGHTS, POWERS AND REMEDIES UNDER, THIS SECURITY AGREEMENT ARE SUBJECT TO AND LIMITED BY THE SUBORDINATION PROVISIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT INCLUDING, WITHOUT LIMITATION, SECTION 10.3(b) THEREOF AS IN EFFECT ON THE DATE HEREOF.

                           [signature page follows]

           IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                                           GRANTORS

                                           SELFIX, INC.


                                           By:

                                           Name:

                                           Title:



                                           TAMOR CORPORATION


                                           By:

                                           Name:

                                           Title:

                                           SHUTTERS, INC.




                                           By:


                                           Name:


                                           Title:


                                           SEYMOUR
                                    HOUSEWARES CORPORATION



                                           By:


                                           Name:


                                           Title:

                Accepted and acknowledged by:



                GENERAL ELECTRIC CAPITAL CORPORATION





By:


Name:


Title:

                                  SCHEDULE I

                                      to

                     SUBORDINATED NOTE SECURITY AGREEMENT


                             FILING JURISDICTIONS




SELFIX                         TAMOR                             SHUTTERS
------                         -----                             --------
                                                                 Illinois Secretary
Illinois Secretary of State    Illinois Secretary of State       of State
Cook County                                                      McHenry County
(Real Estate Records)                                            (Real Estate Records)

                               Secretary of the Commonwealth of
                               Massachusetts

                               Town Clerk Leominster,
                               Massachusetts

                               Worcester County (N.D.),
                               Massachusetts
                               (Real Estate Records)

                               Secretary of State of Missouri

                               Pike County, Missouri

                               Pike County, Missouri
                               (Real Estate Records)

                               Thomas County, Georgia

                               Thomas County, Georgia
                               (Real Estate Records)

SEYMOUR
-------

Secretary of State of Indiana

Jackson County, Indiana
(Real Estate Records)

Secretary of State of North
Carolina

Iredell County, North
Carolina

Iredell County, North
Carolina
(Real Estate Records)

Anson County, North
Carolina

City of Richmond, Virginia

State Corporations
Commission, Virginia

Secretary of State of Texas

Secratary of State of South
Carolina

Hidalgo County, Texas

Jefferson County, Kentucky

Aken County, South Carolina

Lancaster County, South
Carolina

Forsythe County, North
Carolina

                                SCHEDULE II-A
                                      to
                     Subordinated Note Security Agreement

             LOCATION OF RECORDS AND CERTAIN COLLATERAL OF SELFIX


I.   Chief Executive Office and principal place of business of Selfix:

        4701 West 47th Street
        Chicago, Illinois  60632

II.  Corporate Offices of Selfix:

        4701 West 47th Street
        Chicago, Illinois  60632

III. Warehouses:

        5455 South Archer Avenue
        Chicago, Illinois  60632

IV.  Other Premises at which Collateral is Stored or Located:


        Not available.

V.   Locations of Records Concerning Collateral:

        4701 West 47th Street
        Chicago, Illinois  60632

                                SCHEDULE II-B
                                      to
                     Subordinated Note Security Agreement

             LOCATION OF RECORDS AND CERTAIN COLLATERAL OF TAMOR

I.   Chief Executive Office and principal place of business of Tamor:

        106 Carter Street
        Leominster, Massachusetts  01453

II.  Corporate Offices of Tamor:

        106 Carter Street
        Leominster, Massachusetts 01453

III. Warehouse:

        640 Crawford Street
        Fitchburg, Massachusetts

IV.  Other Premises at which Collateral is Stored or Located:

        3016 West Georgia Street
        Louisiana, Missouri

        323 Industrial Boulevard
        Thomasville, Georgia

V.   Locations of Records Concerning Collateral:

        106 Carter Street
        Leominster, Massachusetts  01453

                                SCHEDULE II-C
                                      to
                     Subordinated Note Security Agreement

            LOCATION OF RECORDS AND CERTAIN COLLATERAL OF SHUTTERS


I.   Chief Executive Office and principal place of business of Shutters:

        12213 Highway 173
        Hebron, Illinois  60034

II.  Corporate Offices of Shutters:

        12213 Highway 173
        Hebron, Illinois  60034

III. Warehouse:

        290 Front Street
        Harvard, Illinois  60033

        12130 Route 173
        Hebron, Illinois  60034

IV.  Other Premises at which Collateral is Stored or Located:

        Not available.

V.   Locations of Records Concerning Collateral:

        12213 Highway 173
        Hebron, Illinois  60034

                                SCHEDULE II-D

                                      to

                     Subordinated Note Security Agreement
                     ------------------------------------


            LOCATION OF RECORDS AND CERTAIN COLLATERAL OF SEYMOUR
            -----------------------------------------------------



                I. Chief Executive Office and principal place of business of Seymour



                II.   Corporate Offices of Seymour



                III.  Warehouses


                IV.   Other Premises at which Collateral is stored or located



                V.    Locations of Records Concerning Collateral

                                SCHEDULE III-D

                            TO SECURITY AGREEMENT


SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND RECORDS CONCERNING
                             SEYMOUR'S COLLATERAL





I.  Chief Executive Officer; Principal Place              855 North Chestnut Street
of Business:                                              Seymour, IN 47274


II.  Corporate Offices of Seymour:                        855 North Chestnut Street
                                                          Seymour, IN 47274

III.  Warehouses                                          1531 West Tipton
                                                          Seymour, IN 47274

                                                          5.33 acres located at S. Airport Road
                                                          Seymour, IN 47275

                                                          Bay 7, Air Cargo Facility Building
                                                          2201 Uvalde
                                                          McAllen, TX 78503

IV.  Other Premises at which Collateral is                201 N. Jackson Park Drive
Stored or Located:                                        Seymour, IN 47274

                                           500 Brookwood Street
                                           Mooresville, NC 28115

                                           400 S. Airport Road
                                           Seymour, IN 47274

                                           Columbus Container
                                           Indiana

                                           Kuntry Kottage
                                           Indiana

                                           Metal Service and Supply Co.
                                           Indiana

                                           WebsterWest
                                           Indiana

                                           Central Kentucky Processing, Inc.
                                           Kentucky

                                           Tri-State Plating, Inc.




INVENTORY LOCATIONS FOR SEYMOUR HOUSEWARES CORPORATION


1.   Central Kentucky Processing Inc.
     2580 Palumbo Drive
     Lexington, KY 40509
     Fayette County

2.   Tri State Plating Inc.
     1125 S. 12th Street
     Louisville, KY 40210
     Jefferson County

3.   Graniteville Company
     #1 Marshall Street
     Graniteville, SC 29829
     Aken County

4.   Velcro Laminates, Inc.
     2077 Pageland Highway
     Lancaster, SC 29720
     Lancaster County

5.   Hanes Dye & Finishing
     609 Northwest Blvd.
     Winston-Salem, NC 27102
     221st Street Warehouse
     500 E. 21st Street
     Winston-Salem, NC 27102